UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 10, 2015

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1999 Avenue of the Stars, Suite 2600

Los Angeles, California  90067

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed in AECOM’s prior periodic reports, in 2011 the U.S. Attorney’s Office for the Eastern District of New York (U.S. Attorney) began investigating AECOM’s Tishman Construction Corporation subsidiary (Tishman Construction) in connection with improper overtime payments to certain union foremen on projects managed by Tishman Construction and other New York contractors between 1999 and 2009.  AECOM acquired Tishman Construction in 2010.  On December 10, 2015, the U.S. Attorney announced that Tishman Construction has agreed to settle this matter by entering into a deferred prosecution agreement, paying approximately $5.6 million in restitution to clients and paying approximately $14.6 million in fines over a two year period to the federal government.  Tishman Construction did not profit from any of the funds in question and will offer restitution payments pursuant to the settlement.  In addition, Tishman Construction has made improvements to its internal compliance procedures that were further enhanced following AECOM’s acquisition of Tishman Construction.  This settlement is not expected to have a material impact to AECOM’s financial results and AECOM reaffirms it 2016 fiscal year earnings guidance made on November 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM

Dated: December 10, 2015	By:	/s/ DAVID Y. GAN
David Y. Gan
Senior Vice President, Assistant General Counsel